CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our report dated January 31, 1997, in this Registration Statement (Form N-1A No. 33-9654) of Dreyfus New York Insured Tax Exempt Bond Fund.


                                               ERNST & YOUNG LLP


New York, New York
April 24, 1997